UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 18, 2011

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13710 FNB Parkway Omaha, NE	68154-05200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2011, the Board of Directors of TC PipeLines GP, Inc., the general partner of TC PipeLines, LP (the “Partnership”), increased the size of the Board to eight members and appointed Mr. Malyn Malquist, 58, as a director to the Board.  The Board of Directors determined that Mr. Malquist qualifies as an independent director under applicable NASDAQ and SEC rules.  At the time of his appointment, he also was selected to serve as a member of the Partnership’s Audit Committee.  Mr. Malquist was not selected as a director pursuant to any arrangement or understanding with any person, and there are no related party transactions between Mr. Malquist and the Partnership.

Mr. Malquist is an executive with more than 30 years’ experience serving in a variety of business, operations and financial roles.  Mr. Malquist currently serves on the Board of Directors of Headwaters Incorporated, an NYSE-listed company that develops and commercializes technologies that enhance the value of coal, gas, oil and other natural resources. From May 2006 to March 2009, Mr. Malquist served as Executive Vice-President of Avista Corporation (“Avista”), an energy production, transmission and distribution company.  He also served as Chief Financial Officer of Avista from November 2002 to September 2008, Treasurer from February 2004 to January 2006 and Senior Vice-President from September 2002 to May 2006.  Prior to his employment at Avista, Mr. Malquist held various positions at Sierra Pacific Resources, an electricity provider, including President, Chief Executive Officer and Chief Operating Officer from January 1998 to April 2000 and various Senior Vice-President positions from 1994 to 1998.

Through his extensive prior management experience, including serving as chief financial officer and chief executive officer of various energy companies, Mr. Malquist brings extensive knowledge regarding financial operations, energy risk management and knowledge of the energy industry. His valuable management and financial expertise includes an understanding of the accounting and financial matters that the Partnership and industry address on a regular basis.  As a current director of another energy company, Mr. Malquist’s experience is applicable to many of the matters routinely facing the Partnership, including making valuable contributions to the Partnership’s Audit Committee.

Mr. Malquist holds a Bachelor of Arts and a Masters of Business Administration degree from Brigham Young University.

Item 7.01  Regulation FD Disclosure

On April 19, 2011, the Partnership issued a press release entitled “TC PipeLines, GP Appoints New Independent Director.” The press release is attached as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated April 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Donald J. DeGrandis Donald J. DeGrandis Secretary

Dated:  April 19, 2011